UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2005
OPEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-02333-56	22-3173050
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

455 Winding Brook Drive, Glastonbury, CT (Address of principal executive offices)	06033 (Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Amendment to Stock Purchase Agreement, dated December 15, 2005
Ex-99.1 Press Release, dated December 15, 2005

Item 1.01. Entry into a Material Definitive Agreement.
          As previously reported, on September 15, 2005, Open Solutions Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of September 15, 2005 (the “Purchase Agreement”), by and among the Company, Husky Acquisition Corporation, a wholly-owned subsidiary of the Company (“Purchaser”), The BISYS Group, Inc. (“BISYS”) and BISYS Inc. (“Seller”) to purchase all of the outstanding shares of common stock, no par value per share, of BIS LP Inc., a wholly-owned subsidiary of Seller (“BIS”).
          On December 15, 2005, the Company issued a press release announcing that BISYS has informed the Company that BISYS may not be able to fulfill, on or prior to December 31, 2005, the condition to closing in the Purchase Agreement relating to the delivery of audited consolidated financial statements of BIS and its subsidiaries for the twelve-month periods ending June 30, 2003, 2004 and 2005. In connection with such announcement, the Company entered into an Amendment to Stock Purchase Agreement, dated as of December 15, 2005 (the “Amendment”), by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto amended the Purchase Agreement to, among other things, extend the “Drop Dead Date” (as defined in the Purchase Agreement) from December 31, 2005 to February 28, 2006.
          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Amendment to Stock Purchase Agreement, dated as of December 15, 2005, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc.

99.1	Press Release issued by the Company on December 15, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPEN SOLUTIONS INC.

Dated: December 20, 2005	By:	/s/ Carl D. Blandino

Carl D. Blandino
Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Stock Purchase Agreement, dated as of December 15, 2005, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc.

99.1	Press Release issued by the Company on December 15, 2005